                                    BY-LAWS

                                       OF

                      NATIONAL TOBACCO FINANCE CORPORATION

                                    INDEX OF
                                    BY-LAWS
                                       OF
                      NATIONAL TOBACCO FINANCE CORPORATION
                              (STATE OF DELAWARE)

ARTICLE I  OFFICES.....................................................................................  1
         Section 1.        Registered Office...........................................................  1
         Section 2.        Other Offices...............................................................  1

ARTICLE II  MEETINGS OF STOCKHOLDERS...................................................................  1
         Section 1.        Location....................................................................  1
         Section 2.        Annual Meeting..............................................................  1
         Section 3.        Substitute Annual Meeting...................................................  1
         Section 4.        Notice......................................................................  1
         Section 5.        Record Date.................................................................  1
         Section 6.        Stock Ledger................................................................  2
         Section 7.        Special Meetings............................................................  2
         Section 8.        Notice of Special Meeting...................................................  2
         Section 9.        Business at Special Meeting.................................................  2
         Section 10.       Quorum and Adjournments.....................................................  2
         Section 11.       Organization................................................................  3
         Section 12.       Vote........................................................................  3
         Section 13.       Proxies.....................................................................  3
         Section 14.       Action Without Meeting......................................................  3

ARTICLE III  DIRECTORS.................................................................................  4
         Section 1.        Number......................................................................  4
         Section 2.        Vacancies...................................................................  4
         Section 3.        Powers......................................................................  4
         Section 4.        Chairman of the Board.......................................................  4

ARTICLE IV  MEETINGS OF THE BOARD OF DIRECTORS.........................................................  4
         Section 1.        Location....................................................................  4
         Section 2.        First Meeting...............................................................  4
         Section 3.        Regular Meetings............................................................  4
         Section 4.        Special Meetings............................................................  5
         Section 5.        Quorum......................................................................  5
         Section 6.        Organization................................................................  5
         Section 7.        Action Without Meeting......................................................  5
         Section 8.        Meeting by Conference Telephone.............................................  5

ARTICLE V  COMMITTEES OF DIRECTORS.....................................................................  5
         Section 1.        Committees..................................................................  5
         Section 2.        Committee Rules.............................................................  6
         Section 3.        Minutes.....................................................................  6

                                       i

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
ARTICLE VI  COMPENSATION OF DIRECTORS..................................................................  6
         Section 1.        Compensation................................................................  6

ARTICLE VII  REMOVAL OF DIRECTORS......................................................................  6
         Section 1.        Removal.....................................................................  6

ARTICLE VIII  NOTICES..................................................................................  6
         Section 1.        Writing.....................................................................  6
         Section 2.        Waiver......................................................................  7

ARTICLE IX  OFFICERS...................................................................................  7
         Section 1.        Officers....................................................................  7
         Section 2.        Election....................................................................  7
         Section 3.        Other Officers..............................................................  7
         Section 4.        Salaries....................................................................  7
         Section 5.        Term........................................................................  7

ARTICLE X  PRESIDENT...................................................................................  7
         Section 1.        Duties and Powers...........................................................  7

ARTICLE XI  THE VICE PRESIDENTS........................................................................  8
         Section 1.        Duties and Powers...........................................................  8

ARTICLE XII  THE SECRETARY AND ASSISTANT SECRETARIES...................................................  8
         Section 1.        Duties and Powers...........................................................  8
         Section 2.        Assistant Secretaries.......................................................  8

ARTICLE XIII  THE TREASURER AND ASSISTANT TREASURERS...................................................  8
         Section 1.        Duties and Powers...........................................................  8
         Section 2.        Disbursement................................................................  9
         Section 3.        Bond........................................................................  9
         Section 4.        Assistant Treasurer.........................................................  9

ARTICLE XIV  INDEMNIFICATION OF DIRECTORS, OFFICERS AND
OTHERS.................................................................................................  9
         Section 1.        Indemnification.............................................................  9
         Section 2.        Indemnification in Actions by the Corporation...............................  9
         Section 3.        Miscellaneous............................................................... 10
         Section 4.        Insurance................................................................... 10
         Section 5.        Definitions................................................................. 10
         Section 6.        Survival.................................................................... 11

ARTICLE XV  CERTIFICATES OF STOCK...................................................................... 11
         Section 1.        Certificates................................................................ 11
         Section 2.        Facsimile Signatures........................................................ 11
         Section 3.        Lost Certificates........................................................... 12
         Section 4.        Transfers of Stock.......................................................... 12



                                       ii

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
                  Section 5.        Closing of Transfer Books................................................... 12
                  Section 6.        Registered Stockholders..................................................... 12

         ARTICLE XVI  GENERAL PROVISIONS........................................................................ 13
                  Section 1.        Dividends................................................................... 13
                  Section 2.        Reserves.................................................................... 13
                  Section 3.        Annual Statement............................................................ 13
                  Section 4.        Checks...................................................................... 13
                  Section 5.        Fiscal Year................................................................. 13
                  Section 6.        Seal........................................................................ 13
                  Section 7.        Indemnification............................................................. 13
                  Section 8.        Form of Records............................................................. 13

         ARTICLE XVII  AMENDMENTS............................................................................... 14
                  Section 1.        Amendments.................................................................. 14

                                    BY-LAWS
                                       OF
                      NATIONAL TOBACCO FINANCE CORPORATION
                              (STATE OF DELAWARE)

                                   ARTICLE I
                                    OFFICES

         Section 1. Registered Office. The registered office in Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. Location. All meetings of the stockholders shall be held on such date and at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meeting. Annual meetings of stockholders, commencing with the year 1996, shall be held on the third Monday in the month of October at the hour of ten o'clock a.m. (or at such other time as shall be stated in the notice of meeting or in a duly executed waiver of notice thereof) at which they shall elect by plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Substitute Annual Meeting. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient. If there should be a failure to hold the annual meeting for a period of thirty days after the date designated therefor, or if no date has been designated, for a period of thirteen months after the organization of the corporation or after its last annual meeting, the meeting may be ordered as provided for in Section 211 of the General Corporation Law of Delaware.

         Section 4. Notice. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting.

         Section 5. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed:
(1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Section 6. Stock Ledger. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 7. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chief executive officer and shall be called by the chief executive officer or the secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 8. Notice of Special Meeting. Written notice of a special meeting of stockholders, stating the date, time, place and purpose thereof, shall be given to each stockholder entitled to vote thereat, at least ten days but not more than fifty days before the date fixed for the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

         Section 9. Business at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.


         Section 10. Quorum and Adjournments. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power by majority vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including without limitation its own stock, held by it in a fiduciary capacity. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 11. Organization. Meetings of stockholders shall be presided over by the chairman of the board, if any, or in his absence by the chief executive officer, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary or, in his absence, an assistant secretary, shall act as secretary of the meeting, but in the absence of the foregoing persons the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 12. Vote. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matters in question. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these by-laws, be decided by the vote of the holders of majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the certificate of incorporation) the board of directors may require a larger vote upon any election or question.

         Section 13. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the secretary of the corporation.

         Section 14. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III
                                   DIRECTORS

         Section 1. Number. The number of directors which shall constitute the whole board shall be one or such other number as shall be fixed from time to time by the Board. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

         Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, by the sole remaining director, or by the stockholders at any meeting, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. Powers. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

         Section 4. Chairman of the Board. There may be a chairman of the board elected by the directors from their number at any meeting of the board of directors. The chairman shall preside at all meetings of the board of directors and perform such other duties as may be directed by the board.

                                   ARTICLE IV
                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. Location. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 2. First Meeting. The first meeting of each newly elected board of directors shall be held at the same place as the annual meeting of the stockholders of the corporation and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

         Section 3. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board. If so determined, notices of regular meetings need not be given.

         Section 4. Special Meetings. Special meetings of the board may be called by the chief executive officer on not less than two, or, in the case of notice given by mail, not less than three days' notice to each director; special meetings shall be called by the chief executive officer or the secretary on like notice on the written request of two directors, unless the board consists of only one director in which case special meetings shall be called by the chief executive officer or the secretary on like notice on the written request of the sole director.

         Section 5. Quorum. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 6. Organization. Meetings of the board of directors shall be presided over by the chairman of the board, if any, or in his absence by the chief executive officer, or in their absence by a chairman chosen at the meeting. The secretary or, in his absence, an assistant secretary, shall act as secretary of the meeting, but in their absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 7. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceeding of the board or committee.

         Section 8. Meeting by Conference Telephone. Unless otherwise restricted by the certificate of incorporation, members of the board of directors or any committee designated by the board may participate in the meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at such meeting.

                                   ARTICLE V
                            COMMITTEES OF DIRECTORS

         Section 1. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. To the extent provided in the resolution, any such committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of the shares), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, or amending these by-laws and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         Section 2. Committee Rules. Unless the board of directors otherwise provides, each committee designated by the board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to Article III of these by-laws.


         Section 3. Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                                   ARTICLE VI
                           COMPENSATION OF DIRECTORS

         Section 1. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE VII
                              REMOVAL OF DIRECTORS

         Section 1. Removal. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                  ARTICLE VIII
                                    NOTICES

         Section 1. Writing. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice to directors may also be given by telegram, telex or facsimile.

         Section 2. Waiver. Whenever any notice is required to be given under provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

                                   ARTICLE IX
                                    OFFICERS

         Section 1. Officers. The officers of the corporation shall be chosen by the board of directors and shall be a president and a secretary. The board of directors may also choose a vice president or vice presidents, one or more assistant secretaries, a treasurer or treasurers and assistant treasurers. Two or more offices may be held by the same person.


         Section 2. Election. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer, and may choose one or more vice presidents, assistant secretaries or assistant treasurers, none of whom need be a member of the board.

         Section 3. Other Officers. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         Section 5. Term. Each officer of the corporation shall hold office until his successor is chosen and qualified or until his earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the board of directors, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                                   ARTICLE X
                                   PRESIDENT

         Section 1. Duties and Powers. The president of the corporation shall be the chief executive officer of the corporation. He shall, when present and in the absence of the chairman of the board, if any, preside at all meetings of the stockholders and at all meetings of the board of directors. He may sign all authorized contracts in the name of the corporation, shall have general charge and supervision of the business of the corporation, subject to the control of the board of directors, and shall be the medium of communication of the board of directors and any board committee of reports, proposals and recommendations for their respective consideration or action. He may sign, with the treasurer or an assistant treasurer or the secretary or an assistant secretary, certificates of shares of the capital stock of the corporation, and he shall do and perform such other duties as may be assigned to him, from time to time, by the board of directors. All officers shall report to the chief executive officer or according to his direction in respect of any matters within his jurisdiction.

                                   ARTICLE XI
                              THE VICE PRESIDENTS

         Section 1. Duties and Powers. The vice president, or if there shall be more than one, the vice presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. If a vice president is designated as the chief operating officer of the corporation, then he shall be deemed to be the most senior vice president of the corporation.

                                  ARTICLE XII
                    THE SECRETARY AND ASSISTANT SECRETARIES

         Section 1. Duties and Powers. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

         Section 2. Assistant Secretaries. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                  ARTICLE XIII
                     THE TREASURER AND ASSISTANT TREASURERS

         Section 1. Duties and Powers. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall be the chief financial officer of the corporation.

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         Section 2. Disbursement. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 3. Bond. If required by the board of directors, he shall give the corporation a bond (which shall be renewed as and when required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 4. Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                  ARTICLE XIV
               INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

         Section 1. Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. Indemnification in Actions by the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him

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in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 3. Miscellaneous. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
(1) and (2) of this Article XIV, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any indemnification under Sections (1) and (2) of this Article XIV (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made (a) by the Board of Directors of the corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the corporation. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation authorized in this Article XIV. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article XIV shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

         Section 4. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law of Delaware.

         Section 5. Definitions. For purposes of this Article XIV, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation


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(including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XIV with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this
Article XIV, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article XIV.

         Section 6. Survival. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XIV shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE XV
                             CERTIFICATES OF STOCK

         Section 1. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock, or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided, however, that except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Facsimile Signatures. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such president, vice president, treasurer, assistant treasurer,

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secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

         Section 3. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

         Section 4. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 5. Closing of Transfer Books. The board of directors may close the stock transfer books of the corporation for a period of not more than sixty nor less than ten days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not more than sixty nor less than ten days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a record date, pursuant to Article II of these by-laws; provided, however, that in the event that a lender or other party has the contractual right to foreclose upon the stock of the corporation, the corporation must immediately make any and all notations in the stock transfer books as requested by such lender or other party.

         Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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                                  ARTICLE XVI
                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

         Section 4. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

         Section 6. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 7. Indemnification. The corporation shall indemnify to the fullest extent authorized by law and the certificate of incorporation any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor of the corporation.

         Section 8. Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

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                                  ARTICLE XVII
                                   AMENDMENTS

         Section 1. Amendments. These by-laws may be altered or repealed by the stockholders at any regular meeting or special meeting of the stockholders if notice of such alteration or repeal is contained in the notice of such meeting.

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